Exhibit 21

1. CEDC International sp. z o.o., a limited liability company organized under the laws of Poland.

2. Bols Hungary, Kft, a limited liability company organized under the laws of Hungary.

3. Copecresto Enterprises Limited, a limited liability company organized under the laws of Cyprus.

4. OOO Parliament Production, a limited liability company organized under the laws of the Russian Federation.

5. OOO Parliament Distribution, a limited liability company organized under the laws of the Russian Federation.

6. Ardy Investments Limited, a limited liability company organized under the laws of Cyprus.

7. Lugano Holding Limited, a limited liability company organized under the laws of Cyprus.

8. ISF GmbH, a limited liability company organized under the laws of Germany.

9. Peulla Enterprises Limited, a limited liability company organized under the laws of Cyprus.

10. WHL Holdings Limited, a limited liability company organized under the laws of Cyprus.

11. Dancraig Wine & Spirits Trading Limited, a limited liability company organized under the laws of the Isle of Man.

12. Global Wine & Spirit Holdings Limited, a limited liability company organized under the laws of Cyprus.

13. Tisifoni Wines & Spirits Limited, a limited liability company organized under the laws of Cyprus.

14. OOO Whitehall-Center, a limited liability company organized under the laws of the Russian federation.

15. OOO WH Import Company, a limited liability company organized under the laws of the Russian Federation.

16. OOO Whitehall Severo-Zapad, a limited liability company organized under the laws of the Russian Federation.

17. OOO Whitehall-Saint-Petersburg, a limited liability company organized under the laws of the Russian Federation.

18. OOO Whitehall-Siberia, a limited liability company organized under the laws of the Russian Federation.

19. OOO WH Rostov-na-Donu, a limited liability company organized under the laws of the Russian Federation.

20. Bravo Premium LLC, a limited liability company organized under the laws of the Russian Federation.

21. Bravo Retail LLC, a limited liability company organized under the laws of the Russian Federation.

22. CEDC Finance Corporation, LLC, a limited liability company organized under the laws of the State of Delaware in the United States.

23. CEDC Finance Corporation International, Inc., a corporation organized under the laws of the State of Delaware in the United States.

24. Jelegat Holdings Limited, a limited liability company organized under the laws of Cyprus.

25. JSC “Distillery Topaz,” a closed joint stock company organized under the laws of the Russian Federation.

26. JSC “Russian Alcohol Group,” a closed joint stock company organized under the laws of the Russian Federation.

27. Latchey Limited, a limited liability company organized under the laws of Cyprus.

28. Limited Liability Company “The Trading House Russian Alcohol,” a limited liability company organized under the laws of the Russian Federation.

29. Lion/Rally Lux 1 S.A., a closed joint stock company organized under the laws of the Luxembourg.

30. Lion/Rally Lux 2 Sarl, a limited liability company organized under the laws of the Luxembourg.

31. Lion/Rally Lux 3 Sarl, a limited liability company organized under the laws of the Luxembourg.

32. Mid-Russian Distilleries, a corporation organized under the laws of the Russian Federation.

33. OOO “First Tula Distillery,” a limited liability company organized under the laws of the Russian Federation.

34. OOO “Glavspirttirest,” a limited liability company organized under the laws of the Russian Federation.

35. Pasalba Ltd., a limited liability company organized under the laws of Cyprus.

36. PWW sp. z o.o., a limited liability company organized under the laws of Poland.

37. ZAO “Sibirskiy LVZ,” a closed joint stock company organized under the laws of the Russian Federation.

38. Limited Liability Company TH Russian Alcohol Centre, a limited liability company organized under the laws of the Russian Federation.

39. Limited Liability Company TH Russian Alcohol North-West, a limited liability company organized under the laws of the Russian Federation.

40. Limited Liability Company TH Russian Alcohol Siberia, a limited liability company organized under the laws of the Russian Federation.

41. Limited Liability Company TH Russian Alcohol Moscow, a limited liability company organized under the laws of the Russian Federation.

42. Vlaktor Trading Limited, a limited liability company organized under the laws of Cyprus.

43. AUK Holidngs Limited, a limited liability company organized under the laws of Cyprus.

44. Chorniy &Mikola, a limited liability company organized under the laws of Ukraine.

45. Premier Distribution Company, a limited liability company organized under the laws of Ukraine.